Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the undersigned directors of Foster Wheeler, Ltd., a Bermuda corporation, do hereby constitute and appoint Raymond J. Milchovich, John T. La Duc, Brian K. Ferraioli and Peter J. Ganz, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplement to this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Ralph Alexander Ralph Alexander	Director	May 23, 2006

/s/ Eugene D. Atkinson Eugene D. Atkinson	Director	May 23, 2006

/s/ Diane C. Creel Diane C. Creel	Director	May 22, 2006

/s/ Robert Flexon Robert Flexon	Director	May 23, 2006

/s/ Joseph J. Melone Joseph J. Melone	Director	May 22, 2006

/s/ Stephanie Hanbury-Brown Stephanie Hanbury-Brown	Director	May 23, 2006

/s/ James D. Woods James D. Woods	Director	May 22, 2006